THE PROFIT RECOVERY GROUP INTERNATIONAL, INC.
                    2300 WINDY RIDGE PARKWAY, SUITE 100 NORTH
                           ATLANTA, GEORGIA 30339-8426




January 9, 2002


Dear Fellow Shareholder:

We have previously sent to you proxy material for the Special Meeting of Shareholders of The Profit Recovery Group International, Inc., to be held on January 24, 2002. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS  VOTE FOR THE  PROPOSAL  TO ISSUE  SHARES AND  OPTIONS AND TO ELECT
DIRECTORS, IN CONNECTION WITH THE PROPOSED ACQUISITION OF HOWARD SCHULTZ & ASSOCIATES INTERNATIONAL, INC.

Since approval of the proposal requires the affirmative vote of a majority of shares voted, your vote is important, no matter how many or how few shares you may own. Whether or not you have already done so, please sign, date and return the enclosed proxy card today in the envelope provided.

Very truly yours,


/s/ John M. Cook
John M. Cook
Chairman of the Board and Chief Executive Officer





--------------------------------------------------------------------------------
|                                                                              |
|           If you have any questions, or need assistance in voting            |
|                your shares, please call our proxy solicitor,                 |
|                                                                              |
|                          INNISFREE M&A INCORPORATED                          |
|                        TOLL-FREE, at 1-888-750-5834.                         |
|                                                                              |
|                              IMPORTANT NOTE:                                 |
|             If you hold your shares through a bank or broker,                |
|          you may be able to vote by telephone, or via the Internet.          |
|           Please call Innisfree at 1-888-750-5834 for assistance.            |
|                                                                              |
--------------------------------------------------------------------------------


1427406